Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217328 and 333-204389 on Form S-8 of our report dated November 28, 2018, relating to the consolidated financial statements of GW Pharmaceuticals plc and its subsidiaries (the “Company”) for the years ended September 30, 2017 and 2016, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2018.

/s/ DELOITTE LLP

London, United Kingdom

28 November 2018

730651809.1